EMPLOYMENT AGREEMENT

This Agreement ("Agreement"), dated May 30, 2006, by and between Pipex Therapeutics, Inc., a Corporation organized under the laws of the State of Delaware (the "Corporation"), and Charles L. Bisgaier, Ph.D., an individual ("Employee" or "President").

WITNESSETH:

WHEREAS, the Corporation desires to extend employment to the Employee and Employee desires to be engaged and employed by the Corporation, respectively, all pursuant to the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. <u>EMPLOYMENT: DUTIES</u>

(a) The Corporation engages and employs the President, and President hereby accepts engagement and employment, as President of the Corporation and, for the term of this Agreement as long as President desires to serve. The President shall be nominated and also serve as a member of the board of directors of the Corporation, subject to re-election by the stockholders of the Corporation. In the event that the President's employment with the Corporation is terminated, the President agrees that he will also resign from the board on the date of such termination. The employment duties of President will include reporting directly to the Chief Executive Officer of the Corporation at the Corporation's offices in Ann Arbor, Michigan for the full time high quality performance of directing, supervising and having responsibility for overseeing the product development, scientific and regulatory affairs operations as well as the general affairs of the Corporation.

(b) The President's primary work location shall be the Corporation's executive offices in Ann Arbor ,Michigan, <u>provided, however</u>, that President acknowledges and agrees that the performance by President of his duties hereunder may require significant domestic and international travel by President.

(c) The start date of the President's employment shall be May 30, 2006.

2. <u>TERM</u>

The President's employment hereunder shall be for a three year period, unless terminated earlier under Section 9 of this Agreement.

3. <u>COMPENSATION</u>

(a) As compensation for the performance of his duties on behalf of the Corporation, President shall receive the following:

(i) <u>Base Salary</u>. President shall receive a base salary of two hundred ninety-five thousand dollars ($295,000) per year (the "Base Salary"), payable on a semi-monthly in accordance with the normal payroll practices of the Corporation.

(ii) <u>Bonus</u>. On each anniversary of this Agreement, the President shall

receive a guaranteed bonus payment equal to one third of the President's annual salary.

(ii) Stock Options. Immediately following the Corporation's merger with BCY Lifsciences, the President shall receive an option to purchase the Corporation's common stock equal to six hundred twelve six hundred forty three (612,643) options to purchase Pipex common stock at a purchase price of $4.00 per share (the "Options"). These options will vest quarterly over a period of three years while the President remains employed by the corporation and the Options, once vested, will remain exercisable for a period of ten years from the date of grant, whether or not the Agreement terminates.

(iii) In connection with a significant transaction being consummated by the Corporation in which the Employee has initiated and is directly involved in consummating, the President shall be entitled to receive a discretionary transactional bonuses to be paid to the President. The amount of bonus can be paid in an equity sharing or cash percentage of the transaction in the discretion of the board of the directors.

(iv) The Corporation shall provide the President with health, dental, vision insurance coverage in accordance with Corporation's group health insurance policy.

(v) Upon the closing of the Corporation's next round of financing, the Corporation shall establish a 401K plan.

(b) The Corporation shall reimburse President for all normal, usual and necessary expenses incurred by President in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation, as the case may be, of appropriate vouchers or other proof of President's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Corporation.

(c) The Corporation shall provide President with full advance indemnification to the extent permitted by Delaware law, including indemnification for activities at all subsidiaries.

4. REPRESENTATIONS AND WARRANTIES BY PRESIDENT

(a) President hereby represents and warrants to the Corporation as follows:

(i) Neither the execution and delivery of this Agreement nor the performance by President of his duties and other obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which President is a party or by which he is bound.

(ii) President as the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of President enforceable against his in accordance with its terms. No approvals or consents of any persons or entities are required for President to execute and deliver this Agreement or perform his duties and other obligations hereunder.

(iii) President understands that some or all of the stock received by President pursuant to section 3(a) (iii) hereof will not be registered under the United States Securities Act

of 1933 (the "1933 Act"), and acknowledges that he will be obligated to agree, as a condition to the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

6. CONFIDENTIAL INFORMATION

(a) President agrees that during the course of his employment or at any time thereafter, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any affiliates or any of their clients. President agrees: (i) not to use any such information for himself or others, and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation. President agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment. Confidential and proprietary information of the Corporation does not include information in the public domain or information that the President learns from a third party that is not subject to a confidentiality agreement.

(b) Except with prior written authorization by the Corporation, President agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

(c) In the event that President breaches any provisions of this Section 6 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 6, President shall not urge as a defence that there is an adequate remedy at law, nor shall the Corporation be prevented from seeking any other remedies which may be available. In addition, President agrees that in event that he breaches the covenants in this Section 6, in addition to any other rights that the Corporation may have, President shall be required to pay to the Corporation any amounts he receives in connection with such breach.

(d) President recognizes that in the course of his duties hereunder, he may receive from the Corporation or others information which may be considered "material, non-public information" concerning a public company that is subject to the reporting requirements of the United States Securities and Exchange Act of 1934, as amended. President agrees not to:

(i) Buy or sell any security, option, bond or warrant while in possession of relevant material, non-public information received from the Corporation or others in connection herewith, and

(ii) Provide the Corporation with information with respect to any public company that may be considered material, non-public information, unless first specifically agreed to in writing by the Corporation.

7. INVENTIONS DISCOVERED BY THE PRESIDENT

The President shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within six (6) months after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. All such acts shall be done without cost or expense to Executive. Executive shall be compensated for the giving of evidence or testimony after the term of Executive's employment at the rate of $2,000/day. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

8. COMPETITION

(a) During the period of the President's employment by the Company, and for a period of two (2) years after such employment (regardless of the reasons for termination of employment), Executive will not (i) engage in; (ii) have any interest in any person, firm, or corporation that engages in; or (iii) perform any services for any person, firm, or corporation that engages in direct competition with the Company, or any of its subsidiaries in the development, research relating to, manufacture, processing, marketing, distribution, or sale of any products that were the subject of research activities, developed, licensed, manufactured, processed, distributed, or sold by the Company, or any of its subsidiaries, at any time during the period of his employment by the Company, in any geographic area in which such business shall be carried on. The President further agrees that during the term of his employment and thereafter he will

not directly or indirectly engage in any activities that would further the interests of any company currently involved in the development, testing or marketing of anticopper therapeutic products; provided, however, that that this provision shall not prohibit President from (i) working for a competitor of the Corporation if such competitor has more than 200 employees and the President will not be employed in a division of such competitor that directly competes with the Corporation, (ii) owning less than five percent (5%) of the stock of any publicly traded corporation, regardless of the nature of such corporation's activities.

(b) Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company during the period of Executive's employment by the Company and for a period of two (2) years thereafter.

(c) Executive represents that his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood.

9. <u>TERMINATION</u>

(a) President's employment hereunder shall continue as set forth in Section 2 hereof unless terminated upon the first to occur of the following events:

(i) The death or disability of President,

(ii) Termination by the Corporation for just cause.

(iii) Termination by the Corporation without just cause. For the purpose of this Agreement, "Just Cause" shall mean an activity that directly harms either party.

(iv) Material breach by the Corporation of any provision of this agreement which is not cured by either party within fifteen (15) days of written notice thereof from the Employee, or.

(v) Termination by the Employee at any time.

(vi) Termination by the Corporation without Cause.

(b) Severance. In the event of termination by the Corporation without cause, the Corporation shall continue to pay the base salary of the President for the period of six (6) months payable on the normal pay period from the date of termination.

10. <u>NOTICES</u>

Any notice or other communication under this Agreement shall be in person or in writing and shall be deemed to have been given (i) when delivered personally against receipt therefor, (ii) one (1) day after being sent by Federal Express or similar overnight delivery, (iii) three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party, or (iv) when sent by facsimile, followed by oral confirmation and with a hard copy sent as in (ii) or (iii) above.

11. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so a to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

12. ENTIRE AGREEMENT MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

13. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon President and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the President's obligations hereunder may not be transferred or assigned by the President.

14. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

15. GOVERNING LAW, DISPUTE RESOLUTION

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan of the United States of America without regard to principles of conflict of laws.

16. HEADING

The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PIPEX THERAPEUTICS, INC.

By: Steve H. Kanzer
Title: Chairman & CEO

Signed and Agreed to:

By: Charles L. Bisgaier, Ph.D.